Exhibit 99.1

Moleculin Announces Pricing of up to $16.5 Million Public Offering

$5.5 million financing upfront with up to an additional $11.0 million of potential aggregate gross proceeds upon the exercise in full of milestone-linked warrants

HOUSTON, August 16, 2024 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a Phase 3 clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting hard-to-treat tumors and viruses, today announced the pricing of a public offering of an aggregate of 2,466,368 shares of its common stock (or common stock equivalents in lieu thereof), Series A warrants to purchase up to 2,466,368 shares of common stock and Series B warrants to purchase up to 2,466,368 shares of common stock, at a combined public offering price of $2.23 per share (or per common stock equivalent in lieu thereof) and accompanying warrants.

The Series A warrants have an exercise price of $2.23, are exercisable immediately upon Shareholder Approval (as defined below) and will expire upon the earlier of (i) the 2 year anniversary of the date of Stockholder Approval (as defined below) and (ii) the 60th day following the date the Company releases interim data for the first subject group from the MIRACLE trial whereby the complete remission rate for either doses of the Company’s study drug is greater than placebo. The Series B warrants have an exercise price of $2.23, are exercisable immediately upon Shareholder Approval (as defined below) and will expire upon the earlier of (i) the 5 year anniversary of the date of Stockholder Approval (as defined below) and (ii) the 6 month anniversary following the date the Company releases final topline data from the MIRACLE trial and documented a statistically significant improvement in the primary efficacy endpoint. Pursuant to Nasdaq Listing Rule 5635(d), the exercise of the Series A warrants and Series B warrants is subject to shareholder approval (the “Shareholder Approval”). The closing of the offering is expected to occur on or about August 19, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses payable by the Company, are expected to be approximately $5.5 million and up to an additional approximately $11.0 million in gross proceeds if the warrants are fully exercised for cash. The Company intends to use the net proceeds from this offering to advance Annamycin and its other two drug portfolios through clinical development, advance the remainder of the Company’s existing portfolio through preclinical studies and into INDs or their equivalent, sponsor research at MD Anderson and HPI, and for working capital.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-280951), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 15, 2024. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 895,834 shares of common stock that were previously issued in December 2023 and have an exercise price of $9.60 per share such that the amended warrants will have a reduced exercise price of $2.23 per share effective upon the closing of the offering, will be exercisable beginning on the effective date of Stockholder Approval of the issuance of the shares upon exercise of the warrants and will expire five years from the date of Stockholder Approval.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a Phase 3 clinical stage pharmaceutical company advancing a pipeline of therapeutic candidates addressing hard-to-treat tumors and viruses. The Company’s lead program, Annamycin, is a next-generation anthracycline designed to avoid multidrug resistance mechanisms and to eliminate the cardiotoxicity common with currently prescribed anthracyclines. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

The Company is initiating the MIRACLE (Moleculin R/R AML AnnAraC Clinical Evaluation) Trial (MB-108), a pivotal, adaptive design Phase 3 trial evaluating Annamycin in combination with cytarabine, together referred to as AnnAraC, for the treatment of relapsed or refractory acute myeloid leukemia. Following a successful Phase 1B/2 study (MB-106), with input from the FDA, the Company believes it has substantially de-risked the development pathway towards a potential approval for Annamycin for the treatment of AML. This study is subject to appropriate future filings with potential additional feedback from the FDA and their foreign equivalents.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of viruses, as well as certain cancer indications.

For more information about the Company, please visit www.moleculin.com and connect on X, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements, include, but are not limited to, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds therefrom and the receipt of Stockholder Approval. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com